Exhibit 99

Sypris Reports Third Quarter Results

Revenue and Earnings Post Solid Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 8, 2011--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its third quarter ended October 2, 2011.

HIGHLIGHTS

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  Revenue increased 24% from the prior year quarter driven by a 38% increase in sales for the Industrial Group.
  Gross profit increased 42% from the prior year period, reflecting a 197% increase in gross profit for the Industrial Group.
  Gross margin increased to 11.3% of revenue, up from 9.8% for the third quarter of last year.
  Earnings increased to $0.30 per diluted share, up from a loss of $0.10 per share for the prior year period.
  Free cash flow for the quarter increased to $6.8 million, or $0.36 per share.
  The Company announced a new long-term supply agreement to provide drivetrain components to Sisamex Automotrices de Mexico.
  The Company hosted a two week cyber training program, including a nationwide ethical hacking Capture the Flag event that was won by a team from Brigham Young University.

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The Company reported revenue of $91.2 million for the third quarter compared to $73.4 million for the prior year period. The Company reported net income of $6.1 million, or $0.30 per diluted share, for the third quarter compared to a net loss of $1.9 million, or $0.10 per share, for the prior year period.

Pretax income from continuing operations of $7.9 million for the three months ended October 2, 2011 included a pretax gain of $3.6 million from the disposition of idle assets and a foreign currency translation gain of $2.8 million before tax.

For the nine months ended October 2, 2011, the Company reported revenue of $252.0 million compared to $199.4 million for the prior year period and net income of $6.6 million, or $0.33 per diluted share, compared to a net loss of $8.6 million, or $0.46 per share.

The Company’s income from continuing operations for the nine months ended October 2, 2011 was $7.0 million, or $0.35 per diluted share, as compared to a loss of $8.1 million, or $0.43 per share, for the prior year period.

Pretax income from continuing operations of $10.0 million for the nine months ended October 2, 2011 included a pretax gain of $3.0 million in connection with a settlement regarding prior year volumes with one of its customers, a pretax gain of $4.2 million from the disposition of idle assets and a foreign currency translation gain of $2.1 million before tax.

“Our Industrial Group continued to show important signs of progress during the quarter, with revenue and income increasing on a year-over-year basis,” said Jeffrey T. Gill, president and chief executive officer. “We expect the improved cost profile and strong operational performance to make a material contribution to the growth and profitability of the Company during the remainder of the year.”

“Revenue for our Electronics Group increased 15% sequentially for the quarter, while gross profit increased 223% sequentially. While sales volumes for the near term continue to reflect the impact of the delayed approval by Congress of the fiscal 2011 Defense Appropriations Bill, we continued to see improvement in the order flow during the quarter as funds began to be allocated through the various departments and agencies for new program use.”

The Industrial Group

Revenue for our Industrial Group increased 38% to $72.6 million in the third quarter compared to $52.7 million for the prior year period, primarily as a result of increased demand from customers in the commercial vehicle and trailer markets. Gross profit for the quarter increased 197% to $6.9 million, or 10% of revenue, compared to $2.3 million, or 4% of revenue for the same period in 2010, reflecting the positive conversion associated with the increase in revenue and productivity.

The Electronics Group

Revenue for our Electronics Group was $18.5 million in the third quarter compared to $20.7 million in the prior year period, while gross profit for the quarter was $3.3 million, or 18% of revenue, compared to $4.9 million, or 24% of revenue for the same period in 2010. Revenue for the period continued to reflect the impact of the delay in funding for orders as a result of the late enactment of 2011 Federal budget, while gross profit was impacted by unfavorable mix and additional engineering costs for product portfolio improvements.

Outlook

Mr. Gill added, “We will continue to concentrate on the daily execution of our business as we finish 2011. We expect to see strong double digit comparable period growth in the top line of our Industrial Group going forward, as recently announced contracts add additional volume going into the new year. Our team remains acutely focused on increasing the rate of profit conversion from each revenue dollar, thereby driving further margin expansion and earnings during the year.”

“For our Electronics Group, we expect to see the continued recovery of the defense market once the 2012 budget authorization is enacted.”

“The Company is well-positioned and our team is focused on delivering improved operational and financial results during the year.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including capitalized pre-contract costs related to the development of a replacement for certain aerospace and defense products; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; declining revenues in our aerospace and defense business lines as we transition from legacy products and services into new market segments and technologies; U.S. government spending on products and services that our Electronics Group provides, including the timing of budgetary decisions; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions (in each case including FCPA, OSHA and Federal Acquisition Regulations, among others); adverse determinations by government contracting officers, especially regarding the potential retrofit of certain electronic products with respect to alleged “latent defects,” which are disputed by the Company; dependence on, recruitment or retention of key employees; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; breakdowns, relocations or major repairs of machinery and equipment; changes or delays in government or other customer budgets, funding or programs; potential weaknesses in internal controls over [financial reporting and] enterprise risk management; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, computer hacking or other cyber attacks, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included in this press release, the company has provided information regarding free cash flow, which is a non-GAAP financial measure.

Free cash flow is defined as cash provided by operating activities less capital expenditures. Free cash flow is useful in analyzing the company’s ability to service and repay its debt. Management uses this non-GAAP measure in planning and forecasting for future periods.

This non-GAAP measure should not be considered a substitute for our reported results prepared in accordance with GAAP.

RECONCILIATION OF THREE AND NINE MONTHS ENDED FREE CASH FLOW
(in thousands)

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Consolidated Cash Flow Statement:
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$7,738	$(138)	$9,209	$(198)
Cash flows from investing activities:
Capital expenditures	(929)	(373)	(3,827)	(1,003)
Proceeds from sale of assets	4,062	650	4,637	721
Changes in nonoperating assets and liabilities	10	(29)	44	7
Net cash provided by (used in) investing activities	3,143	248	854	(275)
Cash flows from financing activities:
Net cash used in financing activities	(9,514)	—	(11,128)	—
Net increase (decrease) in cash and cash equivalents	1,367	110	(1,065)	(473)
Cash and cash equivalents at beginning of period	14,160	15,025	16,592	15,608
Cash and cash equivalents at end of period	$15,527	$15,135	$15,527	$15,135

Free Cash Flow:
Net cash provided by (used in) operating activities	$7,738	$(138)	$9,209	$(198)
Capital expenditures	(929)	(373)	(3,827)	(1,003)
Free cash flow	$6,809	$(511)	$5,382	$(1,201)
Diluted shares outstanding	19,024	18,628	18,999	18,596
Free cash flow per share	$0.36	$(0.03)	$0.28	$(0.06)

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	October 2,	October 3,
	2011	2010
	(Unaudited)
Revenue	$91,177	$73,412
Net income (loss)	$6,082	$(1,891)
Basic income (loss) per common share:
Continuing operations	$0.30	$(0.09)
Discontinued operations	-	(0.01)
Net income (loss) per share	$0.30	$(0.10)
Diluted income (loss) per common share:
Continuing operations	$0.30	$(0.09)
Discontinued operations	-	(0.01)
Net income (loss) per share	$0.30	$(0.10)
Weighted average shares outstanding:
Basic	18,844	18,628
Diluted	19,024	18,628

	Nine Months Ended
	October 2,	October 3,
	2011	2010
	(Unaudited)
Revenue	$252,045	$199,421
Net income (loss)	$6,584	$(8,579)
Basic income (loss) per common share:
Continuing operations	$0.35	$(0.43)
Discontinued operations	(0.02)	(0.03)
Net income (loss) per share	$0.33	$(0.46)
Diluted income (loss) per common share:
Continuing operations	$0.35	$(0.43)
Discontinued operations	(0.02)	(0.03)
Net income (loss) per share	$0.33	$(0.46)
Weighted average shares outstanding:
Basic	18,813	18,596
Diluted	18,999	18,596

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenue:
Industrial Group	$72,647	$52,738	$201,082	$143,415
Electronics Group	18,530	20,674	50,963	56,006
Total net revenue	91,177	73,412	252,045	199,421
Cost of sales:
Industrial Group	65,716	50,404	181,939	136,342
Electronics Group	15,198	15,783	43,584	45,494
Total cost of sales	80,914	66,187	225,523	181,836
Gross profit:
Industrial Group	6,931	2,334	19,143	7,073
Electronics Group	3,332	4,891	7,379	10,512
Total gross profit	10,263	7,225	26,522	17,585
Selling, general and administrative	7,232	6,877	20,905	19,949
Research and development	1,097	496	2,637	969
Amortization of intangible assets	24	29	80	85
Nonrecurring income	—	—	(3,000)	—
Restructuring expense, net	356	626	233	2,041
Operating income (loss)	1,554	(803)	5,667	(5,459)
Interest expense, net	153	612	1,608	1,796
Other income, net	(6,489)	(177)	(5,983)	(399)
Income (loss) from continuing operations before taxes	7,890	(1,238)	10,042	(6,856)
Income tax expense	1,808	457	3,008	1,227
Income (loss) from continuing operations	6,082	(1,695)	7,034	(8,083)
Loss from discontinued operations, net of tax	-	(196)	(450)	(496)
Net income (loss)	$6,082	$(1,891)	$6,584	$(8,579)
Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.30	$(0.09)	$0.35	$(0.43)
Loss per share from discontinued operations	-	(0.01)	(0.02)	(0.03)
Net income (loss) per share	$0.30	$(0.10)	$0.33	$(0.46)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.30	$(0.09)	$0.35	$(0.43)
Loss per share from discontinued operations	-	(0.01)	(0.02)	(0.03)
Net income (loss) per share	$0.30	$(0.10)	$0.33	$(0.46)
Weighted average shares outstanding:
Basic	18,844	18,628	18,813	18,596
Diluted	19,024	18,628	18,999	18,596

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	October 2,	December 31,
	2011	2010
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$15,527	$16,592
Accounts receivable, net	54,116	41,434
Inventory, net	36,046	30,264
Other current assets	4,052	5,717
Total current assets	109,741	94,007
Restricted cash	3,000	3,000
Investment in marketable securities	1,512	—
Property, plant and equipment, net	60,141	68,590
Goodwill	6,900	6,900
Other assets	6,234	7,195
Total assets	$187,528	$179,692
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$57,545	$39,488
Accrued liabilities	24,872	22,763
Current portion of long-term debt	—	2,000
Total current liabilities	82,417	64,251
Long-term debt	12,500	21,305
Other liabilities	28,263	34,338
Total liabilities	123,180	119,894
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,108,635 shares issued and 20,014,901 outstanding in 2011 and 19,964,348 shares issued and 19,663,229 outstanding in 2010	201	199
Additional paid-in capital	148,934	148,555
Retained deficit	(68,045)	(74,629)
Accumulated other comprehensive loss	(16,741)	(14,324)
Treasury stock, 93,734 and 301,119 shares in 2011 and 2010, respectively	(1)	(3)
Total stockholders’ equity	64,348	59,798
Total liabilities and stockholders’ equity	$187,528	$179,692

Note: The balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended

	October 2,	October 3,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$6,584	$(8,579)
Loss from discontinued operations	(450)	(496)
Income (loss) from continuing operations	7,034	(8,083)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,791	11,083
Stock-based compensation expense	754	776
Deferred revenue recognized	(5,163)	(4,584)
Deferred loan costs recognized	153	287
Write-off of debt issuance costs	277	—
Gain on the sale of assets	(4,189)	(600)
Provision for excess and obsolete inventory	564	727
Other noncash items	(2,186)	669
Contributions to pension plans	(753)	(790)
Changes in operating assets and liabilities:
Accounts receivable	(12,632)	(8,819)
Inventory	(6,346)	(3,012)
Other current assets	1,138	326
Accounts payable	17,793	10,134
Accrued and other liabilities	1,974	1,688
Net cash provided by (used in) operating activities	9,209	(198)
Cash flows from investing activities:
Capital expenditures	(3,827)	(1,003)
Proceeds from sale of assets	4,637	721
Changes in nonoperating assets and liabilities	44	7
Net cash provided by (used in) investing activities	854	(275)
Cash flows from financing activities:
Repayment of former Revolving Credit Agreement	(10,000)	—
Repayment of former Senior Notes	(13,305)	—
Net proceeds from Credit Facility	12,500	—
Payments for deferred loan costs	(387)	—
Proceeds from issuance of common stock	64	—
Net cash used in financing activities	(11,128)	—
Net decrease in cash and cash equivalents	(1,065)	(473)
Cash and cash equivalents at beginning of period	16,592	15,608
Cash and cash equivalents at end of period	$15,527	$15,135

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer